                                                                EXHIBIT 23.03


                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kana Software, Inc. (formerly Kana Communications, Inc.) of our report dated January 23, 2001, except for Note 9, which is as of February 28, 2001, relating to the consolidated financial statements, which appears in Kana Communications, Inc.'s annual report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 23, 2001 relating to the financial statement schedule, which appears in such annual report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
San Jose, California
July 2, 2001